Exhibit 99.1

Goldman Sachs BDC, Inc. Closes Merger with Goldman Sachs Middle Market Lending Corp.

Company Release – October 12, 2020

NEW YORK — (BUSINESS WIRE) — Goldman Sachs BDC, Inc. (“GSBD” or the “Company”) (NYSE: GSBD) announced today that it has completed its previously announced merger with Goldman Sachs Middle Market Lending Corp. (“MMLC”). The transaction has more than doubled GSBD’s asset base as of June 30, 2020 to $3.5 billion and has delivered significant deleveraging, which will enable the Company to take advantage of attractive lending opportunities available in the current environment.

Brendan McGovern, President and CEO of GSBD said, “We want to thank all of our stakeholders for their support of the transaction, which we believe will deliver significant benefits to the Company.”

In connection with the merger, MMLC shareholders received 1.1336 shares of GSBD for each share of MMLC held in accordance with the exchange ratio under the Amended and Restated Agreement and Plan of Merger, dated June 11, 2020.

In addition, prior to consummation of the merger, and as previously announced, the board of directors of MMLC declared a special distribution of $75 million, or $1.39 per share (the “MMLC Special Distribution”). The MMLC Special Distribution will be payable on October 30, 2020 to shareholders of record of MMLC as of October 9, 2020.

BofA Securities, Inc. and Dechert LLP served as the financial and legal advisors, respectively, to the special committee of the independent directors of GSBD. Morgan Stanley & Co. LLC and Eversheds Sutherland LLP served as the financial and legal advisors, respectively, to the special committee of independent directors of MMLC.

ABOUT GOLDMAN SACHS BDC, INC.

Goldman Sachs BDC, Inc. is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940. GSBD was formed by The Goldman Sachs Group, Inc. (“Goldman Sachs”) to invest primarily in middle-market companies in the United States, and is externally managed by Goldman Sachs Asset Management, L.P., an SEC-registered investment adviser and a wholly-owned subsidiary of Goldman Sachs. GSBD seeks to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien, first lien/last-out unitranche and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments. For more information, visit www.goldmansachsbdc.com. Information on the website is not incorporated by reference into this press release and is provided merely for convenience.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements that involve substantial risks and uncertainties, including the impact of COVID-19 on the business, future operating results, access to capital and liquidity of the Company and its portfolio companies. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements represent the Company’s belief regarding future events that, by their nature, are uncertain and outside of the Company’s control. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Goldman Sachs BDC, Inc.

Investor Contact: Florina Mendez, 917-343-7823

Media Contact: Patrick Scanlan, 212-902-6164

Source: Goldman Sachs BDC, Inc.